United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 14, 2008 (July 11, 2008)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230
Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 10, 2008, Comtech Telecommunications Corp., a Delaware corporation (the “Company”), Radyne Corporation, a Delaware corporation (“Radyne”) and Comtech TA Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On July 11, 2008, the Company, Radyne and Purchaser amended the Merger Agreement (the "Amendment") to establish August 1, 2008 as the expiration date of the tender offer for Purchaser to purchase all issued and outstanding shares of Radyne, and to provide, among other things, that the Company will be required to purchase shares at the expiration date of the tender offer even if there has been a material adverse effect at Radyne in the period between July 11, 2008 and the expiration of the tender offer. All other terms and conditions of the tender offer remain the same, as set forth in the Offer to Purchase filed with the United States Securities and Exchange Commission on May 22, 2008. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference to Exhibit 2.1 to this Current Report on Form 8-K

On July 14, 2008, the Company issued a press release announcing execution of the Amendment, a copy of which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Amendment to Agreement and Plan of Merger, dated as of July 11, 2008, among the Company, Purchaser and Radyne
99.1	Press release issued by the Company, dated July 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: July 14, 2008
	By:	/s/ Michael D. Porcelain
		Name:	Michael D. Porcelain
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amendment to Agreement and Plan of Merger, dated as of July 11, 2008, among the Company, Purchaser and Radyne
99.1	Press release issued by the Company, dated July 14, 2008